Exhibit 99.3

Q3 21 Results and Investor Briefing

8th October, 2021 08:00 EDST

Forward-Looking Statements

This briefing may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This briefing shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This briefing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Slides 1 and 2- Greeting: Stanley Martinez

Thanks, Operator, and hello to everyone. I’m Stanley Martinez, Syniverse’s VP of Investor Relations. Welcome to our call to discuss our financial results for the third fiscal quarter of 2021.

An hour ago, we posted financial results for Q3 2021, the period ending August 31st, to our Agent’s portal for our First and Second Lien lenders. We concurrently posted a Presentation which we will use as a basis for guiding today’s prepared remarks into that portal, and to M3 Brigade Acquisition II Corporation’s investor relations website. If you do not have a copy, please contact me or Jason Terry from my IR team at ir@syniverse.com.

I’m joined by our CEO Andrew Davies and our CFO Simeon Irvine. In addition, our Carrier and Enterprise Business Unit Presidents—John McRae and Chris Rivera will be available during the Q&A session which I will moderate.

Beginning in the third quarter, we adopted a change in income statement presentation under ASC 606 to report certain revenues and cost of operations separately or “gross” rather than “net.” The change fosters consistency in gross revenue and costs for our customers and vendors and has no impact on previously reported Direct Margin dollars and Adjusted EBITDA. The impact on both previously reported revenue and cost of operations was $4.5 million higher for the nine month period ending August 31, 2020. For the six months through June 30, 2021 the impact to previously reported revenue and cost of operations was $2.9 million higher for both items. Amended results are reflected in our trending schedule on slides 13 and 14 in the Appendix of today’s presentation.

Before we kick-off, please see our safe harbor statement on slide two. It says that some of our comments today might be forward-looking. As such, they’re subject to risks and uncertainties described in our proxy filing with the SEC. Results may differ materially. Additional information is available in our financial data rooms for our credit investors and on M3 Brigade Acquisition II Corporation’s investor relations website.

Finally, if you’re a member of the Media, please disconnect. (brief pause)

With that, it’s my great pleasure to introduce Syniverse’s CEO once again: Here’s Andrew Davies.

Slide 4- Andrew Davies- Business update

Thanks Stanley, Good morning etc., and thanks for joining us to discuss our fiscal Q3, 2021 financial results.

This was another strong quarter for Syniverse in our transition from being a roaming centric company to a messaging driven enterprise.

Much of our growth is being driven via the secular shift by consumers and businesses from web and email communication, toward messaging. Syniverse has an unrivaled reach of direct connections into the global mobile carrier ecosystem and the proprietary translation protocols to help our Enterprise & Carrier customers deliver the scale of mobile messages they require, with unrivaled quality, speed, capacity, and reliability.

Furthermore, the evolution from 4G standards to standalone 5G networks will expedite the adoption of new services such as private networks, advanced blockchain solutions for Clearing and Settlement services, and Rich Communication Services, or RCS. All of these are white space opportunities for Syniverse, which our IPX network, breadth of distribution and our interoperability, all done at global scale and five nines quality, uniquely facilitates.

As evidence, we were cited by Kaleido Intelligence as the leading vendor to enable 5G roaming for mobile operators. After quarter-end, we launched WhatsApp for businesses on the Syniverse CPaaS Concierge offering and joined the Adobe accelerator partner program.

I can also confirm today that Syniverse has reached an agreement with a Tier-1 North American Operator to provide our evolved mobility solution to enable their transition from 3G roaming to Voice over LTE or VoLTE roaming. That will enable this and other carriers to shut down their legacy 3G networks and repurpose their 3G spectrum for 5G while maintaining continuity of 3G roaming revenue streams. In addition, we have reached signed contracts with a major worldwide OEM and an international information solution and software company to resell Syniverse’s Private Networks solution. These contracts will begin generating incremental Revenue and Direct Margin to our Carrier business unit in 2022.

Importantly, we continue to lead the evolution in Clearing and Settlement and are the only operator with a blockchain-enabled solution fully developed and in production. In this quarter we have increased our customers under contract for the provision of these advanced blockchain-enabled solutions for Clearing and Settlement with live discussions taking place with many of our existing customers for them to adopt this advanced solution. In addition, with these blockchain solutions we can also enable the monetization of new 5G enabled use cases such as network slicing, and we’ll report on our progress on future calls.

Against this backdrop of increasing secular demand for messaging and 5G enabled solutions by mobile Enterprises and network operators, our proposed merger with M3-Brigade Acquisition II Corp is not purely a financial exercise. It is primarily a strategic transaction which facilitates our ability to reinvest and capture the growth available to us right now. By retiring and refinancing our existing debt, we will substantially delever our balance sheet; reducing proforma Net Debt to trailing 12 months Adjusted Financing EBITDA ratio of approximately 3.7 times on the close of the transaction. The significant free cash flow savings from lowered gross interest expense will enable us to grow stronger, innovate quicker, and spin our flywheel of competitive advantages faster.

As Simeon will elaborate on in a few moments, Q3 2021 represented our best revenue quarter since Q4 2015. We grew top-line 30% thanks to significant growth in our Enterprise messaging business. This was also our highest quarter of Adjusted EBITDA generation since Q3 2019, up almost 20% Year on Year. We executed above our internal expectations on Revenue, Adjusted EBITDA, and Free Cash

Flow. Visibility to our Q4 outlook gives us confidence to raise the Full Year 2021 Revenue target of $678M we made public in August by approximately 10%, while reaffirming our $210M full year Adjusted EBITDA target. We remain confident in the long-term financial targets we set out in August and are on track to complete the merger with MBAC by the end of the calendar year, subject to regulatory and shareholder approvals.

Our public readiness planning is advanced and well calibrated. As CEO, I’m focused not only on the transaction, but also on driving the internal culture of continuous transformation, collaboration and innovation aimed at driving organic, sustainable value creation.

This is a busy but exciting time to be at Syniverse. I’m proud of our 1,400 plus employees worldwide who are delivering solutions to customers and with them laying a basis for superior, sustainable returns to our investors. Thanks to my colleagues for your commitment, focus and execution and thanks to you, our investors, for your trust.

Over to you Simeon to walk through the Q3 financial results.

Slide 5—Simeon Irvine—Introductory Comments

Thank you, Andrew, and thank you all for joining us on the call today.

Before getting into the quarterly financials, we are going to focus today on actual results to reflecting the change in income statement presentation under ASC 606 to which Stanley referred earlier. Historical results as amended are in our trending schedule in the Appendix of today’s presentation, which also shows pro-formas for our estimates of the effects of Covid-19.

Slide 6—Simeon Irvine – Q3 21 Results highlights

Starting on slide six. In Q3 we continued to grow Revenue and Adjusted EBITDA relative to the same quarter last year and our year-to-date cash flow has seen significant progress compared to the first three quarters of 2020. Starting at the left of the slide, I’ll take these parts in turn.

Revenues grew by $47.9 million or 30% year over year to $207.9 million from $160 million in Q3 2020. Our Enterprise revenues more than doubled from last year. While the Messaging Services and Outsourced Carrier Solutions lines of business displayed meaningful growth year over year, total Carrier revenue declined by $4.9 million due to lower revenues in Global Network Services. CDMA and Legacy revenues declined $7.0 million and on an underlying basis, our Carrier business exhibited low, single digit revenue growth. I’ll go into more detail on this shortly.

On Adjusted EBITDA, in the middle of the slide, we grew by $10 million or 20%. This increase can generally be attributed to outsized growth in Enterprise direct margin as well as cost benefits from our Transformation program. As our Enterprise business continues to grow, we expect margin mix to continue shifting toward Enterprise. We will offset the dollar effects of this mix shift by continuing to execute on our Transformation program, where to date we have completed actions that will deliver $96 million of annualized benefit.

On the right-hand side of the slide, you can see that our Free Cash Flow, which we define consistently with industry peers, grew by $23.5 million from Q3 2020 on a year-to-date basis, driven by higher unleveraged cash flow from operations as well as lower CAPEX. Again, I’ll double click on these towards the end of my remarks.

Slide 7- Simeon Irvine- Enterprise revenues

Turning to slide seven, our Enterprise revenues increased year over year by $52.8 million, or 106%, to $102.6 million from $49.8 million in 2020.

Our Global Messaging revenues grew by $50.8 million, or 113% from last year, primarily due to increased wholesale A2P volumes and new business in 10-digit long code, otherwise known as 10DLC, messaging. In Q3, a Tier One North American operator began to impose termination fees on 10DLC traffic and we have passed these costs through to our customers as additional billings. Netting out the effects from such pass throughs totaling $22.3 million, underlying growth in our Enterprise revenues was $30.5 million or 61%.

In CPaaS Solutions, our Revenues increased by $2.0 million or 42% from a combination of new logos and revenue expansion from existing customers. Our omni-channel CPaaS solutions are resonating among companies interested in expanding their customers’ digital experience by taking advantage of our expertise in resolving operational complexity and our range of message distribution channels.

While noting that wholesale revenues can be volatile from quarter to quarter, we continue to be very pleased with our go to market execution in Enterprise.

Slide 8- Simeon Irvine- Carrier revenues

Turning to slide eight, you’ll see that our Carrier business unit’s revenue declined by $4.9 million or 4% year over year, to $105.3 million from $110.2 million.

Within our Carrier business, headwinds from CDMA and legacy revenues accelerated on a dollar basis quarter on quarter. The flip side of this, is that we are more quickly approaching the point where these revenue streams will be insignificant and thus, no longer a meaningful headwind. On an underlying basis, or net of the effect from CDMA and legacy products, our Carrier revenues grew by $2.1 million or 2% year over year in Q3.

Messaging services revenues increased by $4.7 million or 16% year over year mostly attributable to the new carrier routes in the Asia Pacific region that I have highlighted previously.

Outsourced Carrier Solutions revenues increased $2.7 million, or 8%, primarily due to growth in number portability, and partially offset by lower volumes and pricing from CDMA and GSM clearing & settlement products.

Global Network Services revenues decreased $12.3 million from the prior year. The decline was mostly attributable to reductions in IPX bandwidth consumption relating to the ongoing international travel restrictions which we therefore expect to rebound and, from lower CDMA and legacy signaling volumes.

Looking to the future we remain confident in the turnaround of the Carrier business. Within this, we expect the growth in Messaging Solutions to moderate as we lap the acquisition of new business in Asia Pacific in Q320; and as international travel and roaming rebound from the COVID related slowdown, we anticipate growth in Global Network Services and Outsourced Carrier Solutions will resume. The resumption of international travel in Asia Pacific is expected to be the strongest driver of this revenue rebound. Finally, as Andrew mentioned, our 5G driven white space opportunities should underpin growth in Carrier as we exit 2021.

Slide 9- Simeon Irvine- Direct Margin

Moving along, slide nine shows that our Direct Margin increased $6.5 million or 6% year on year due to net contributions from our Enterprise business, which increased by $17.7 million more than offseting the $11.2 million decline from our Carrier business. This reflects the ongoing mix shift from Carrier to Enterprise I addressed on our last two quarterly calls and, more thematically, it reflects an increased mix of lower percentage margin revenue streams containing MT fees in both Carrier and Enterprise.

We expect these mix driven changes in Direct Margin to persist as Revenues containing MT fees grow faster than revenue streams without these costs. Therefore, to ensure we fully and properly evaluate the relative attractiveness of the different revenue streams available to us, we are increasingly analyzing and managing our business with reference to Direct Margin contribution.

Slide 10- Simeon Irvine—Controllable Costs

Turning to slide ten, our continuous cost optimization and process reengineering focus has yielded a net $3.4 million, or 6%, reduction in controllable costs year over year. Savings from transformation activities more than offset headwinds in Discretionary costs, as business travel and conference participation slowly rebound, and in medical costs which have increased as our employees scheduled procedures deferred during the pandemic.

We achieved a $1.4 million decrease in Adjusted SG&A and a $2 million decrease in our Fixed Cost of Goods Sold. In the fourth quarter, if the transaction closes in year, we will have an accrual for employee incentive plans for the first time since 2019. Consequently, we anticipate that our adjusted SG&A may be higher year over year next quarter as we did not accrue for incentive plans in 2020.

The chart on the right-hand side of the page provides our customary update on the transformation program benefits. Our cumulative $121 million in completed and in-progress transformation benefits remains largely unchanged from Q2 as we focus on driving existing initiatives to completion. We have also commenced work to evaluate multiple new initiatives which we expect will further improve process efficiency and effectiveness and these actions will enhance our employee and customer experience allowing us to optimize the balance between cost, scope, and quality. We will provide further insights into these new initiatives in 2022.

Slide 11- Simeon Irvine- Free Cash Flow

I’ll end my prepared remarks with some comments on our Free Cash Flow as presented on slide eleven.

As you can see on the left of the slide, our cash generation has been strong year to date, up $23.5 million year on year. Unleveraged cash flow from operations grew by $12.5 million to $149.6 million driven largely by improved working capital efficiency. We increasingly believe we have reached a new lower baseline in days sales outstanding due to structurally improved efficiency in cash collections. Cash interest expense was $2.6 million higher during the first nine months of 2021 compared to the same period in 2020 and this is due mostly to 9 months of cash interest falling due compared to eight last year, offset, in part, by a reduction in the interest rate on the facilities dating back to early 2020.

We expect our interest costs to substantially reduce following completion of the debt refinancing linked to the inflight transaction.

Year to date, cash capex decreased year on year. While tighter controls and phasing influenced the 32% year on year reduction, we have continued spending on projects to support our future volume growth, to add features and functionality, and to retire legacy systems. We expect our full year capex will be approximately $45 million.

That concludes our prepared remarks, so I’ll turn back to Stanley to lead our Q&A session.

Stanley Martinez- Q&A prelude

Thanks Simeon. Before we get started, I’ll remind everyone to please limit yourself to one question and one follow-up on our financial and operating results so we can try to take as many participants’ questions as possible. If you would like to ask additional questions, please re-enter the queue.

To ask a question press *1 and to withdraw your request, please press *2.

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